Exhibit 5.1

July 29, 2015

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

Re:                             InVivo Therapeutics Holdings Corp. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of its common stock, par value $0.00001 per share (the “Shares”), having an aggregate gross sales price of up to $50,000,000, pursuant to (i) a “shelf” registration statement on Form S-3 (File No. 333-188573) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 13, 2013 and declared effective by the Commission on May 22, 2013 and (ii) the Company’s prospectus supplement related to the Shares, dated July 29, 2015, and accompanying prospectus (together, the “Prospectus”).  The Shares are to be issued and sold by the Company as described in the Registration Statement and Prospectus and pursuant to the Sales Agreement (the “Sales Agreement”), dated as of July 29, 2015, by and between the Company and Cowen and Company, LLC.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:

(a)                                 the Company’s Articles of Incorporation, as amended to date;

(b)                                 the Company’s Bylaws, as amended to date;

(c)                                  the Registration Statement and the Prospectus;

(d)                                 the Sales Agreement;

(e)                                  resolutions of the Company’s Board of Directors relating to the approval of the filing of the Registration Statement and authorizing the issuance and sale of the Shares; and

(f)                                   such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.  In making our examination of documents executed by parties other than the Company, we have assumed that each such party has the power and authority to execute and deliver, and to perform and observe the provisions of, each such document to which it is a party and has duly authorized, executed and delivered each such document to which it is a party, and that each such document constitutes a legal, valid and binding obligation of each such party other than the Company party thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers of the Company, without independently verifying the accuracy of such documents, records and instruments.  We have further assumed that all of the Shares will be issued and sold in compliance with the applicable provisions of the Securities Act, the securities laws of various states and the terms and conditions of the Sales Agreement and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Registration Statement and the Prospectus, and upon payment therefor in accordance with the Sales Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the Nevada General Corporation Law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP